Exhibit 99.5

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

LIFE STORAGE, INC. 6467 MAIN ST. WILLIAMSVILLE, NY 14221

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LSI2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

 1.   A proposal to approve the merger of Eros Merger Sub LLC with and into Life Storage, Inc., a Maryland corporation, which we refer to as “Life Storage,” and which merger we refer to as the “company merger,” pursuant to terms of the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among Life Storage, Life Storage LP, Extra Space Storage Inc., Extra Space Storage LP, Eros Merger Sub, LLC and Eros OP Merger Sub, LLC, which we refer to as the “merger agreement,” and the other transactions contemplated by the merger agreement, which proposal we refer to as the “Life Storage merger proposal”;

	☐	☐	☐

 2.   A non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Life Storage in connection with the company merger and the other transactions contemplated by the merger agreement; and

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 3.   A proposal to approve one or more adjournments of the Life Storage special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Life Storage merger proposal.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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LIFE STORAGE, INC.

Special Meeting of Shareholders

[TBD]

This proxy is solicited by the Board of Directors

Joseph V. Saffire, Alexander Gress and David P. Dodman, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on [TBD] at the Special Meeting of Shareholders of Life Storage, Inc., to be held virtually via live webcast at www.virtualshareholdermeeting.com/LSI2023SM, on [TBD], local time, and any adjournments thereof, with all powers the undersigned would possess if personally present on each of the matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Continued and to be signed on reverse side